CONTRIBUTION AGREEMENT

                            dated as of June 3, 1998

                                     between

                         144 ASSOCIATES, 344 ASSOCIATES,
                       544 ASSOCIATES AND 644 ASSOCIATES,
                         JOINT TENANTS DOING BUSINESS AS
                                 2544 ASSOCIATES

                                 as Contributor,

                                       and

                     Hersha Hospitality Limited Partnership
                         a Virginia limited partnership,

                                  as Acquiror.

                                TABLE OF CONTENTS


                                                ARTICLE I
                                         DEFINITIONS; RULES OF CONSTRUCTION.....................................  1
         1.1      Definitions...................................................................................  1
         1.2      Rules of Construction.........................................................................  5

                                                ARTICLE II
                                     CONTRIBUTION AND ACQUISITION; DEPOSIT;
                                PAYMENT OF ACQUIRE PRICE AND CONTINGENT ACQUIRE PRICE...........................  5
         2.1      Contribution and Acquisition..................................................................  5
         2.2      Intentionally Omitted.........................................................................  5
         2.3      Study Period..................................................................................  5
         2.4      Payment of Consideration......................................................................  6
         2.5      Allocation of Consideration...................................................................  7
         2.6      Determination of Number of LP Units...........................................................  7
         2.7      Contributor's Transfer of LP Units to Contributor's Partner...................................  7
         2.8      Redemption....................................................................................  7
         2.9      Registration of Common Shares.................................................................  7
         2.10     Payment of Contingent Consideration............................................................ 8


                                               ARTICLE III
                               CONTRIBUTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS........................... 8
         3.1      Organization and Power......................................................................... 8
         3.2      Authorization and Execution.................................................................... 9
         3.3      Noncontravention............................................................................... 9
         3.4      No Special Taxes............................................................................... 9
         3.5      Compliance with Existing Laws.................................................................. 9
         3.6      Operating Agreements........................................................................... 9
         3.7      Warranties and Guaranties..................................................................... 10
         3.8      Insurance..................................................................................... 10
         3.9      Condemnation Proceedings; Roadways............................................................ 10
         3.10     Litigation.................................................................................... 10
         3.11     Labor Disputes and Agreements................................................................. 10
         3.12     Financial Information......................................................................... 11
         3.13     Organizational Documents...................................................................... 11
         3.14     Operation of Property......................................................................... 11
         3.15     Personal Property............................................................................. 11
         3.16     Bankruptcy.................................................................................... 12
         3.17     Intentionally Omitted......................................................................... 12
         3.18     Hazardous Substances.......................................................................... 12
         3.19     Room Furnishings.............................................................................. 12
         3.20     License....................................................................................... 12
         3.21     Independent Audit............................................................................. 12
         3.22     Bulk Sale Compliance.......................................................................... 13
         3.23     Intentionally Omitted......................................................................... 13
         3.24     Sufficiency of Certain Items.................................................................. 13
         3.25     Noncompetition................................................................................ 13
         3.26     Leases........................................................................................ 13
         3.27     Securities Law Matters........................................................................ 13
         3.28     Tax Matters................................................................................... 14


                                                ARTICLE IV
                                ACQUIROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS............................ 14
         4.1      Organization and Power........................................................................ 14
         4.2      Noncontravention.............................................................................. 14
         4.3      Litigation.................................................................................... 15
         4.4      Bankruptcy.................................................................................... 15
         4.5      No Brokers.................................................................................... 15

                                                ARTICLE V
                                         CONDITIONS AND ADDITIONAL COVENANTS.................................... 15
         5.1      Contributor's Deliveries...................................................................... 15
         5.2      Representations, Warranties and Covenants; Obligations of Contributor; Certificate............ 15
         5.3      Title Insurance............................................................................... 15
         5.4      Intentionally Omitted......................................................................... 15
         5.5      Condition of Improvements..................................................................... 16
         5.6      Utilities..................................................................................... 16
         5.7      Intentionally Omitted......................................................................... 16
         5.8      License....................................................................................... 16
         5.9      Intentionally Omitted......................................................................... 16


                                                ARTICLE VI
                        CLOSING................................................................................. 16
         6.1      Closing....................................................................................... 16
         6.2      Contributor's Deliveries...................................................................... 16
         6.3      Acquiror's Deliveries......................................................................... 18
         6.4      Closing Costs................................................................................. 19
         6.5      Income and Expense Allocations................................................................ 19

                                               ARTICLE VII
                                             CONDEMNATION; RISK OF LOSS......................................... 20
         7.1      Condemnation.................................................................................. 20
         7.2      Risk of Loss.................................................................................. 21






                                                    ARTICLE VIII
                                LIABILITY OF ACQUIROR; INDEMNIFICATION BY CONTRIBUTOR;
                                                 TERMINATION RIGHTS............................................. 21
         8.1      Liability of Acquiror......................................................................... 21
         8.2      Indemnification by Contributor................................................................ 21
         8.3      Termination by Acquiror....................................................................... 21
         8.4      Termination by Contributor.................................................................... 21

                                                ARTICLE IX
                                              MISCELLANEOUS PROVISIONS.......................................... 22
         9.1      Completeness; Modification.................................................................... 22
         9.2      Assignments................................................................................... 22
         9.3      Successors and Assigns........................................................................ 22
         9.4      Days.......................................................................................... 22
         9.5      Governing Law................................................................................. 22
         9.6      Counterparts.................................................................................. 22
         9.7      Severability.................................................................................. 22
         9.8      Costs......................................................................................... 22
         9.9      Notices....................................................................................... 22
         9.10     Incorporation by Reference.................................................................... 23
         9.11     Survival...................................................................................... 23
         9.12     Further Assurances............................................................................ 24
         9.13     No Partnership................................................................................ 24
         9.14     Time of Essence............................................................................... 24
         9.15     Confidentiality............................................................................... 24



                                LIST OF EXHIBITS




   Exhibit A         -        Legal Description

   Exhibit B         -        Employment Agreements

   Exhibit C         -        Insurance Policies

   Exhibit D         -        Leases

   Exhibit E         -        Operating Agreements

   Exhibit H         -        Contributor's Warranties and Guaranties

   Exhibit I         -        Litigation Schedule

   Exhibit J         -        Allocation of Consideration

   Exhibit K         -        Schedule of Transferees

   Exhibit L         -        Investor Questionnaire and Agreement

   Exhibit M         -        Hersha Hospitality Limited Partnership Agreement

   Exhibit N         -        Contingent Consideration Calculation

                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT, dated as of the 3rd day of June 1998, between 144 Associates, 344 Associates, 544 Associates and 644 Associates, joint tenants doing business as 2455 Associates (individually and collectively the "Contributor"), and Hersha Hospitality Limited Partnership, a Virginia limited partnership (the "Acquiror"), provides:


                                    ARTICLE I
                       DEFINITIONS; RULES OF CONSTRUCTION

         1.1 Definitions. The following terms shall have the indicated meanings:

                  "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator or such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

                  "Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby the Contributor (a) assigns and the Acquiror assumes the Leases, (b) assigns and the Acquiror assumes the Operating Agreements that have not been canceled at Acquiror's request and (c) assigns all of the Contributor's right, title and interest in and to the Intangible Personal Property, to the extent assignable.

                  "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Property or any part thereof.

                  "Bill of Sale [Inventory]" shall mean that certain bill of sale conveying title to the Inventory to the Acquiror's property manager, lessee or designee.

                  "Bill of Sale [Personal Property]" shall mean that certain bill of sale conveying title to the Tangible Personal Property, Intangible Personal Property and the Reservation System from the Contributor to the Acquiror.

                  "Closing" shall mean the Closing of the contribution and acquisition of the Property pursuant to this Agreement.

                  "Closing Date" shall mean the date on which the Closing occurs.


                  "Consideration"   shall  mean   $3,380,000,   payable  to  the
Contributor at Closing in the manner described in Section 2.4.


                  "Deed" shall mean that certain deed conveying title to the Improvements with special warranty from the Contributor to the Acquiror, subject only to Permitted Title Exceptions. The description of the Land in the Deed shall be by courses and distances and, if there is a discrepancy between the description of the Land attached hereto as Exhibit A and the description of the Land as shown on the Survey, the description of the Land in the Deed shall be identical to the description shown on the Survey.

                  "Employment Agreements" shall mean any and all employment agreements, written or oral, between the Contributor or its managing agent and the persons employed with respect to the Property. A schedule indicating all pertinent information with respect to each Employment Agreement in effect as of the date hereof, name of employee, social security number, wage or salary, accrued vacation benefits, other fringe benefits, etc.)
is attached hereto as Exhibit B.

                  "Escrow Agent" shall mean the Sentinel Agency, 2146 North Second Street, Harrisburg, Pennsylvania 17110, Telephone: 717/234-2666, Fax:
717/234-8198.

                  "FIRPTA Certificate" shall mean the affidavit of the Contributor under Section 1445 of the Internal Revenue Code certifying that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations), in form and substance satisfactory to the Acquiror.

                  "Governmental  Body" means any  federal,  state,  municipal or
other   governmental   department,   commission,   board,   bureau,   agency  or
instrumentality, domestic or foreign.

                  "Hotel" shall mean the hotel and related amenities located on the Land.

                  "Improvements" shall mean the Hotel and all other buildings, improvements, fixtures and other items of real estate located on the Land.

                  "Insurance Policies" shall mean those certain policies of insurance described on Exhibit C attached hereto.


                  "Intangible Personal Property" shall mean all intangible personal property owned or possessed by the Contributor and used in connection with the ownership, operation, leasing, occupancy or maintenance of the
Property, including, without limitation, the right to use the trade name "Holiday Inn" and all variations thereof, the Authorizations, escrow accounts, insurance policies, general intangibles, business records, plans and specifications, surveys and title insurance policies pertaining to the Property, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Property, any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, and the share of the Tray Ledger determined under Section 6.5, excluding (a) any of the aforesaid rights the Acquiror elects not to acquire, (b) the Contributor's cash on hand, in bank accounts and invested with financial institutions and (c) accounts receivable except for the above described share of the Tray Ledger.


                  "Inventory" shall mean all inventory located at the Hotel, including without limitation, all mattresses, pillows, bed linens, towels, paper goods, soaps, cleaning supplies and other such supplies.

                  "Land" shall mean that certain parcel of real estate lying and being in New Columbia, Union County, Pennsylvania, as more particularly described on Exhibit A attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of the Contributor therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

                  "Leases" shall mean those leases of real property attached as Exhibit D attached hereto.

                  "Manager" shall mean Hersha Hospitality Mangement, L.P.

                  "Operating Agreements" shall mean the management agreements, service contracts, supply contracts, leases (other than the Leases) and other agreements, if any, in effect with respect to the construction, ownership, operation, occupancy or maintenance of the Property. All of the Operating Agreements in force and effect as of the date hereof are listed on Exhibit E attached hereto.

                  "Owner's Title Policy" shall mean an owner's policy of title insurance issued to the Acquiror by the Title Company, pursuant to which the Title Company insures the Acquiror's ownership of fee simple title to the Improvements (including the marketability thereof) subject only to Permitted Title Exceptions. The Owner's Title Policy shall insure the Acquiror in the amount of the Consideration and shall be acceptable in form and substance to the Acquiror. The description of the Land in the Owner's Title Policy shall be by courses and distances and shall be identical to the description shown on the Survey.


                  "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are satisfactory to the Acquiror as determined pursuant to Section 2.3.


                  "Property" shall mean collectively the Improvements, the Inventory, the Reservation System, the Tangible Personal Property and the Intangible Personal Property.

                  "Real Property" shall mean the Land and the Improvements.

                  "Reservation System" shall mean the Contributor's Reservation Terminal and Reservation System equipment and software, if any.

                  "Study Period" shall mean the period commencing at 9:00 a.m. on the date hereof, and continuing through 5:00 p.m. on the Closing Date.

                  "Tangible Personal Property" shall mean the items of tangible personal Property consisting of all furniture, fixtures and equipment situated on, attached to, or used in the operation of the Hotel, and all furniture, furnishings, equipment, machinery, and other personal property of every kind located on or used in the operation of the Hotel and owned by the Contributor; provided, however, that the Acquiror agrees that, all Inventory shall be conveyed to the Acquiror's property manager.

                  "Title Commitment" shall mean the commitment by the Title Company to issue the Owner's Title Policy.

                  "Title Company" shall mean the Sentinel Agency, 2146 North Second Street, Harrisburg, Pennsylvania 17110, Telephone: 717/234-2666, Fax:
717/234-8198.

                  "Tray Ledger" shall mean the final night's room revenue (revenue from rooms occupied as of 12:01 a.m. on the Closing Date, exclusive of food, beverage, telephone and similar charges which shall be retained by the Contributor), including any sales taxes, room taxes or other taxes thereon.

                  "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of the Property as a hotel.

         1.2 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

                  (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

                  (b) All references  herein to particular  articles,  sections,
subsections,   clauses  or  exhibits  are  references  to  articles,   sections,
subsections, clauses or exhibits of this Agreement.

                  (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                  (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.


                                   ARTICLE II
                          ACQUISITION AND CONTRIBUTION;
              PAYMENT OF CONSIDERATION AND CONTINGENT CONSIDERATION

         2.1 Contribution and Acquisition. The Contributor agrees to contribute and the Acquiror agrees to acquire the Property for the Consideration and the Contingent Consideration and in accordance with the other terms and conditions set forth herein.

         2.2      Intentionally Omitted

         2.3 Study Period. (a) The Acquiror shall have the right, until 5:00 p.m. on the last day of the Study Period, and thereafter if the Acquiror notifies the Contributor that the Acquiror has elected to proceed to Closing in the manner described below, to enter upon the Real Property and to perform, at the Acquiror's expense, such economic, surveying, engineering, environmental, topographic and marketing tests, studies and investigations as the Acquiror may deem appropriate. If such tests, studies and investigations warrant, in the Acquiror's sole, absolute and unreviewable discretion, the acquisition of the Property for the purposes contemplated by the Acquiror, then the Acquiror may elect to proceed to Closing and shall so notify the Contributor prior to the expiration of the Study Period. If for any reason the Acquiror does not so notify the Contributor of its determination to proceed to Closing prior to the expiration of the Study Period, or if the Acquiror notifies the Contributor, in writing, prior to the expiration of the Study Period that it has determined not to proceed to Closing, this Agreement automatically shall terminate, the Acquiror shall be released from any further liability or obligation under this Agreement.

                  (b) During the Study Period, the Contributor shall make available to the Acquiror, its agents, auditors, engineers, attorneys and other designees, for inspection copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, correspondence, environmental audits and other related materials or information if any, relating to the Property which are in, or come into, the Contributor's possession or control.

                  (c) The Acquiror hereby indemnifies and defends the Contributor against any loss, damage or claim arising from entry upon the Real Property by the Acquiror or any agents, contractors or employees of the Acquiror. The Acquiror, at its own expense, shall restore any damage to the Real Property caused by any of the tests or studies made by the Acquiror.

                  (d) During the Study Period, the Acquiror, at its expense, shall cause an examination of title to the Property to be made, and, prior to the expiration of the Study Period, shall notify the Contributor of any defects in title shown by such examination that the Acquiror is unwilling to accept. At or prior to Closing, the Contributor shall notify the Acquiror whether the Contributor is willing to cure such defects. Contributor may cure, but shall not be obligated to cure such defects. If such defects consist of deeds of trust, mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, the Contributor, at its option, shall either pay and discharge (in which event, the Escrow Agent is authorized to pay and discharge at Closing) such defects at Closing, or provide bonds or indemnities in favor of the Title Company in order to remove such items from the Title Policy at Closing. If the Contributor is unwilling or unable to cure any other such defects by Closing, the Acquiror shall elect (1) to waive such defects and proceed to Closing without any abatement in the Consideration or (2) to terminate this Agreement. The Contributor shall not, after the date of this Agreement, subject the Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without the Acquiror's prior written consent, which consent shall not be unreasonably withheld or delayed. All title matters revealed by the Acquiror's title examination and not objected to by the Acquiror as provided above shall be deemed Permitted Title Exceptions. If Acquiror shall fail to examine title and notify the Contributor of any such title objections by the end of the Study Period, all such title exceptions (other than those rendering title unmarketable and those that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions.

         2.4 Payment of Consideration. The Consideration shall be paid to the Contributor in the following manner:

         (a) The Acquiror shall receive a credit against the Consideration in an amount equal to the Contributor's closing costs assumed and paid for by the Acquiror pursuant to Section 6.4 hereof.

         (b) The Acquiror shall receive a credit against the Consideration in an amount equal to the outstanding balance (principal, interest, fees and the like), as of the date of Closing, of the existing mortgage loan encumbering the Property as such balance is evidenced by a letter from the lender, which loan the Acquiror shall take subject to or, if requested, assume.

         (c) The Acquiror shall receive a credit against the Consideration in an amount equal to the outstanding balance (principal, interest, fees and the like), as of the date of Closing, of the Contributor's loan to Shreenathji Enterprises, Ltd. as such balance is evidenced by a letter from the lender, which loan the Acquiror shall assume.

         (d) The Acquiror shall pay the balance of the Consideration, as adjusted by the prorations pursuant to Section 6.5 hereof, in the form of units of limited partnership interest in the Acquiror (the "LP Units").

         The parties agree that the transfer of the assets to the Acquiror pursuant to this Agreement shall be treated for federal income tax purposes as a contribution of such assets solely in exchange for a partnership interest in Acquiror that qualifies as a tax-free contribution under Section 721 of the Internal Revenue Code of 1986, as amended.

         2.5   Allocation   of   Consideration.   The  parties  agree  that  the
Consideration shall be allocated among the various components of the Property in the manner indicated on Exhibit J attached hereto.

         2.6 Determination of Number of LP Units. For purposes of determining the number of LP Units to be delivered by the Acquiror at the Closing, each LP Unit shall be deemed to have a value equal to Six Dollars ($6.00). The Contributor shall be entitled to receive at the Closing for distribution to the Transferees pursuant to Section 2.7 hereof the number of LP Units calculated by dividing the Consideration by the Unit Price.

         2.7 Contributor's Transfer of LP Units to Contributor's Partners. On the Closing Date, Contributor shall distribute all of the LP Units to its partners, as set forth on Exhibit K attached hereto (the "Transferees"), in the amount specified on Exhibit K. On the date hereof, Contributor shall deliver or cause to be delivered to Acquiror an Investor Questionnaire and Agreement in the form attached hereto as Exhibit F (a "Questionnaire"), completed and executed by the Contributor and each of the Transferees. On the Closing Date, Acquiror shall issue certificates reflecting each of the Transferees' ownership of the LP Units distributed by Contributor. The certificates evidencing the LP Units will bear appropriate legends indicating (i) that the LP Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Acquiror's Partnership Agreement restricts the transfer of LP Units. The Acquiror shall assume no responsibility for any allocation of the consideration, including LP Units, to the Transferees or any of Contributor's partners. Contributor agrees to hold Acquiror and its affiliates harmless and to indemnify Acquiror and its affiliates for all costs, claims, damages and expenses, including reasonable attorney's fees, incurred by Acquiror in connection with such allocations. Upon receipt of LP Units, the Acquiror's Partnership Agreement shall be executed by or on behalf of each of the Transferees and the Transferees shall become limited partners of Acquiror and agree to be bound by the Partnership Agreement.

         2.8 Redemption. The LP Units may be redeemed upon delivery of a notice ("Redemption Notice") from the Transferees, for common shares ("Common Shares") of beneficial interest in Hersha Hospitality Trust (the "REIT") or for cash, in accordance with the Hersha Hospitality Limited Partnership Agreement attached hereto as Exhibit M, and incorporated herein.

         2.9 Registration of Common Shares.

                  The Contributors acknowledge that the issuance of the common shares issuable upon redemption of the Partnership Units shall not have been registered under the applicable provisions of the Securities Act, as of the Closing Date. The REIT shall have the commons shares issuable upon redemption registered in accordance with the Hersha Hospitality Limited Partnership Agreement attached hereto as Exhibit M, and incorporated herein.

         2.10 Payment of Contingent Consideration.

         The Contributors shall value the Hotel on December 31, 2000. The value of the Hotel shall be computed by applying a 12% capitalization rate to the audited trailing 12 months net operating income, adjusted for a 4% of revenue management fee and a 4% of revenue furniture, fixture and equipment reserve.

         If the then current value of the Hotel exceeds the consideration paid by Acquiror hereunder, the Acquiror will issue additional Partnership Units at the Offering Price equal to the difference between the then current value and the consideration paid hereunder and all distributions paid on those units since Closing Date.

         If the then current value of the Hotel is less than the Consideration paid by the Acquiror hereunder, the Contributors will return to the Acquiror Partnership Units at the Offering Price equal to the difference between the then current value of the Hotel and the Consideration paid hereunder and all distributions paid on those units since the Closing Date.


                                   ARTICLE III
             CONTRIBUTOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce the Acquiror to enter into this Agreement and to acquire the Property, the Contributor hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Contributor acknowledges and agrees that the Acquiror is entitled to rely and has relied:

         3.1 Organization and Power. The Contributor is a limited partnership duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of the Contributor hereunder.

           3.2 Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of the Contributor, has been duly executed and delivered by the Contributor, constitutes the valid and binding agreement of the Contributor and is enforceable in accordance with its terms. There is no other person or entity who has an ownership interest in the Property or whose consent is required in connection with the Contributor's performance of its obligations hereunder.

         3.3 Noncontravention. The execution and delivery of, and the performance by the Contributor of its obligations under, this Agreement do not and will not contravene, or constitute a default under, any provision of applicable law or regulation, the Contributor's Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon the Contributor, or result in the creation of any lien or other encumbrance on any asset of the Contributor. There are no outstanding agreements (written or oral) pursuant to which the Contributor (or any predecessor to or representative of the Contributor) has agreed to contribute or has granted an option or right of first refusal to acquire the Property or any part thereof.

         3.4 No Special Taxes. The Contributor has no actual knowledge of, nor has it received any written notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

         3.5 Compliance with Existing Laws. The Contributor possesses all Authorizations, each of which is valid and in full force and effect, and, to Contributor's actual knowledge, no provision, condition or limitation of any of the Authorizations has been breached or violated. The Contributor has not misrepresented or failed to disclose any relevant fact in obtaining all Authorizations, and the Contributor has no actual knowledge of any change in the circumstances under which those Authorizations were obtained that result in their termination, suspension, modification or limitation. The Contributor has no actual knowledge, nor has it received written notice within the past three years, of any existing violation of any provision of any applicable building, zoning, subdivision, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations other than those that have been made prior to the date hereof.

         3.6 Operating Agreements. The Contributor has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a material default under any of the Operating Agreements. The Contributor shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Property, nor shall the Contributor enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind the Acquiror or the Property after the date of Closing or (b) the Contributor has obtained the Acquiror's prior written consent to such agreement or modification, which consent shall not be unreasonably withheld or delayed.

         3.7 Warranties and Guaranties. The Contributor shall not before or after Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof, except with the prior written consent of the Acquiror, which consent shall not be unreasonably withheld or delayed. A complete list of all such warranties and guaranties in effect as of this date is attached hereto as Exhibit H.

         3.8 Insurance. All of the Contributor's Insurance Policies are valid and in full force and effect, all premiums for such policies were paid when due and all future premiums for such policies (and any replacements thereof) shall be paid by the Contributor on or before the due date therefor. The Contributor shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of the Contributor's Insurance Policies prior to the Closing Date unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. The Contributor shall name the Acquiror as an additional insured on each of the Contributor's Insurance Policies. The Contributor shall transfer all such policies to the Acquiror as of the date of closing.

         3.9 Condemnation Proceedings; Roadways. The Contributor has received no written notice of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof. The Contributor has no actual knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Real Property.

         3.10 Litigation. Except as set forth on Exhibit I there is no action, suit or proceeding pending or known to be threatened against or affecting the Contributor in any court, before any arbitrator or before or by any governmental agency which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other material agreement or instrument to which the Contributor is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Contributor, (c) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein, or (e) could otherwise materially adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

         3.11 Labor Disputes and Agreements. Contributor has no labor disputes pending or, threatened as to the operation or maintenance of the Property or any part thereof. Contributor is not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Property. The Acquiror will not be obligated to give or pay any amount to any employee of the Contributor unless the Acquiror elects to hire that employee, and the Acquiror shall not have any liability under any pension or profit sharing plan with respect to the Property or its employees.

         3.12 Financial Information. To the best of the Contributors' knowledge except as otherwise disclosed in writing to the Acquiror prior to the end of the Study Period, for each of the Partnership's accounting years, when a given year is taken as a whole, all of the Partnership's financial information previously delivered or to be delivered to the Acquiror is and shall be correct and complete in all material respects and presents accurately the results of the operations of the Property for the periods indicated, except such statements do not have footnotes or schedules that may otherwise be required by GAAP. If requested by the Acquiror, Contributors will forward promptly all four-week period ending financial information it receives from the Partnership. Contributors' financial information is prepared based on information provided by the Partnership based on books and records maintained by the Partnership in accordance with the Partnership's accounting system. Partnership financial information provided by the Acquiror has been provided to the Acquiror without any changes or alteration thereto. To the best of Contributors' knowledge, since the date of the last financial statement included in the Partnership's financial information, there has been no material adverse change in the financial condition or in the operations of the Property.

         3.13 Organizational Documents. The Contributor's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

         3.14 Operation of Property. The Contributor covenants that between the date hereof and the date of Closing it will make good faith efforts to (a) operate the Property only in the usual, regular and ordinary manner consistent with the Contributor's prior practice, (b) maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years, and (c) use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with suppliers and others having business dealings with it. The Contributor shall make good faith efforts to continue to make good efforts to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in generally the same manner as the Contributor did prior to the execution of this Agreement. Except as otherwise permitted hereby, from the date hereof until Closing, the Contributor shall ensure that it shall not take any action or fail to take action the result of which (i) would have a material adverse effect on the Property or the Acquiror's ability to continue the operation thereof after the date of Closing in substantially the same manner as presently conducted, (ii) reduce or cause to be reduced any room rents or any other charges over which the Contributor has operational control, or (iii) would cause any of the representations and warranties contained in this Article III to be untrue as of Closing.


         3.15 Personal Property. All of the Tangible Personal Property, Intangible Personal Property and Inventory being conveyed by the Contributor to the Acquiror or to the Acquiror's managing agent, lessee or designee, will be free and clear of all liens, leases (other than the Leases) and other encumbrances on the date of Closing and the Contributor has good, merchantable title thereto and the right to convey same in accordance with the terms of the Agreement.

         3.16 Bankruptcy. No Act of Bankruptcy has occurred with respect to the Contributor or any of the partners of the Contributor.

         3.17 Intentionally Omitted.

         3.18 Hazardous Substances. Except for matters in Contributor's or Acquiror's audits, Contributor has no knowledge: (a) of the presence of any
"Hazardous Substances" (as defined below) on the Property, or any portion thereof, or, (b) of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property, or any portion thereof, or (c) of the presence of any PCB transformers serving, or stored on, the Property, or any portion thereof, and Contributor has no actual knowledge of any failure to comply with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances (as used herein, "Hazardous Substances" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (1) potentially injurious to the public health, safety or welfare, the environment or the Property, (2) regulated, monitored or defined as a hazardous or toxic substance or waste by any Environmental Authority, or (3) a basis for liability of the owner of the Property to any Environmental Authority or third party, and Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos). Notwithstanding anything to the contrary contained herein Contributor shall have no liability to Acquiror for any Hazardous Substances of which Contributor has no actual knowledge.

         3.19 Room Furnishings. All public spaces, lobbies, meeting rooms, and each room in the Hotel available for guest rental is furnished in accordance with Licensor's standards for the Hotel and room type.

         3.20 License. The license from Holiday Hospitality, Inc. (the "Licensor") with respect to the Hotel (the "License") is, and at Closing will be, valid and in full force and effect, and Contributor will make good faith efforts not to be in default with respect thereto (with or without the giving of any required notice and/or lapse of time).

         3.21 Independent Audit. Contributor shall provide access by Acquiror's representatives, to all financial and other information relating to the Property which would be sufficient to enable them to prepare audited financial statements in conformity with the Securities and Exchange Commission (the "Commission") and to enable them to prepare a registration statement, report or disclosure statement for filing with the Commission. Contributor shall also provide to Acquiror's representatives a signed representative letter and a hold harmless letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property.

         3.22 Bulk Sale Compliance. Contributor shall indemnify Acquiror against any claim, loss or liability arising under the bulk sales law in connection with the transaction contemplated herein.

         3.23 Intentionally Omitted.

         3.24 Sufficiency of Certain Items. The Property contains not less than:

                  (a) a sufficient amount of furniture, furnishings, color television sets, carpets, drapes, rugs, floor coverings, mattresses, pillows, bedspreads and the like, to furnish each guest room, so that each such guest room is, in fact, fully furnished; and

                  (b) a sufficient amount of towels, washcloths and bed linens, so that there are three sets of towels, washcloths and linens for each guest room (one on the beds, one on the shelves, and one in the laundry), together with a sufficient supply of paper goods, soaps, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operation of the Hotel.

         3.25 Noncompetition. If Contributor develops or acquires other lodging facilities, not owned at the time of execution of this agreement, within 15 miles of any facility owned or to be owned by Acquiror, the Contributors shall give the Acquiror the option to purchase the facility at fair market value for a period of two years following the opening or acquisition of such facility.

         3.26 Leases. True, complete copies of the Leases, if any, are attached as Exhibit D hereto. The Leases are, and will at Closing be, in full force and effect and Contributor, is not in default and will make good faith efforts not to be in default with respect thereto (with or without the giving of any notice and/or lapse of time). The Leases are, or will be at Closing, freely assignable by Contributor and Contributor will have obtained consents all necessary consents of any third party.

         3.27 Securities Law Matters. Contributor further represents and warrants that it and the Transferees have (i) received, reviewed, been given the opportunity to ask questions of representatives of the Partnership and the REIT regarding, and understands the Acquiror's Partnership Agreement, as amended, and each filing of the REIT under the Securities Act, and (ii) Contributor and the Transferees are "accredited investors" as defined under Regulation D promulgated under the Securities Act.

         3.28 Tax Matters. The Contributor represents and warrants that it (and each of its partners) has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Property to the Acquiror and the receipt of cash and LP Units as consideration therefor, (ii) the Transferees' admission as partners of the Acquiror, and (iii) any other transaction contemplated by this Agreement. The Contributor further represents and warrants that it (and each of its partners) has not relied on the Acquiror or the Acquiror's representatives or counsel for such advice.

Each of the representations, warranties and covenants contained in this Article III and its various subparagraphs are intended for the benefit of the Acquiror and may be waived in whole or in part, by the Acquiror, but only by an instrument in writing signed by the Acquiror. Each of said representations, warranties and covenants shall survive the closing of the transaction contemplated hereby for twenty-four (24) months, and no investigation, audit, inspection, review or the like conducted by or on behalf of the Acquiror shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that the Acquiror has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to the Acquiror to execute this Agreement and to close the transaction contemplated hereby and to pay the Consideration to the Contributor. Acquiror acknowledges and agrees that, except for the representations and warranties expressly set forth herein, Acquiror is acquiring the Property "AS-IS, WHERE-IS" with no representations or warranties by or from Contributor or any of its affiliates, express or implied, or any nature whatsoever.


                                   ARTICLE IV
              ACQUIROR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         To induce the Contributor to enter into this Agreement and to contribute the Property, the Acquiror hereby makes the following representations, warranties and covenants with respect to the Property, upon each of which the Acquiror acknowledges and agrees that the Contributor is entitled to rely and has relied:

         4.1 Organization and Power. The Acquiror is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all partnership powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Acquiror hereunder.

         4.2 Noncontravention. The execution and delivery of this Agreement and the performance by the Acquiror of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, the Acquiror's partnership agreement or any agreement, judgment, injunction, order, decree or other instrument binding upon the Acquiror or result in the creation of any lien or other encumbrance on any asset of the Acquiror.

         4.3 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting the Acquiror in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Acquiror is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Acquiror, (c) could materially and adversely affect the ability of the Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Property, any part thereof or any interest therein or (e) could adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

         4.4 Bankruptcy. No Act of Bankruptcy has occurred with respect to the Acquiror.

         4.5 No Brokers. The Acquiror has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.


                                    ARTICLE V
                       CONDITIONS AND ADDITIONAL COVENANTS

         The Acquiror's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by the Contributor with the following covenants:


         5.1 Contributor's Deliveries. The Contributor shall have delivered to the Escrow Agent or the Acquiror, as the case may be, on or before the date of Closing, all of the documents and other information required of Contributor pursuant to Section 6.2.

         5.2 Representations, Warranties and Covenants; Obligations of Contributor; Certificate. All of the Contributor's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the date of Closing as if then made, there shall have occurred no material adverse change in the financial condition of the Property since the date hereof, the Contributor shall have performed all of its material covenants and other obligations under this Agreement and the Contributor shall have executed and delivered to the Acquiror at Closing a certificate to the foregoing effect.


         5.3 Title Insurance. Good and indefeasible fee simple title to the Real Property shall be insurable as such by the Title Company at or below its regularly scheduled rates subject only to Permitted Title Exceptions as determined in accordance with Section 2.3.

         5.4 Intentionally Omitted.

         5.5 Condition of Improvements. The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Prior to Closing, the Contributor shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property and the Contributor shall not have diminished the Inventory. The Contributor shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to the Acquiror.

         5.6 Utilities. All of the Utilities shall be installed in and operating at the Property, and service shall be available for the removal of garbage and other waste from the Property.

         5.7 Intentionally Omitted.

         5.8 License. From the date hereof to and including the Closing Date, Contributor shall comply with and perform all of the duties and obligations of licensee under the License.

         5.9 Intentionally Omitted.

                                   ARTICLE VI
                                     CLOSING

         6.1 Closing. Closing shall be held at a location that is mutually acceptable to the parties, on or before December 31, 1998. Possession of the Property shall be delivered to the Acquiror at Closing, subject only to Permitted Title Exceptions and rights of guests of the Hotel.

         6.2 Contributor's Deliveries. At Closing, the Contributor shall deliver to Acquiror all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of the Contributor and shall be dated as of the date of Closing:


                       (a) The certificate required by Section 5.2.


                       (b) The Deed.

                       (c) The Bill of Sale [Inventory].

                       (d) The Bill of Sale [Personal Property].

                       (e) The Assignment and Assumption Agreement.

                       (f) Certificate(s)/Registration of Title for any vehicle owned by the Contributor and used in connection with the Property.

                       (g) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy with affirmative coverage over mechanics' and materialmen's liens.

                       (h) The FIRPTA Certificate.

                       (i) True, correct and complete copies of all warranties, if any, of manufacturers, suppliers and installers possessed by the Contributor and relating to the Improvements and the Personal Property, or any part thereof.

                       (j) Certified copies of the Contributor's Organizational Documents.

                       (k) Appropriate resolutions of the partners of the Contributor, together with all other necessary approvals and consents of the Contributor, authorizing (A) the execution on behalf of the Contributor of this Agreement and the documents to be executed and delivered by the Contributor prior to, at or otherwise in connection with Closing, and (B) the performance by the Contributor of its obligations hereunder and under such documents.

                       (l) Valid, final and unconditional certificate(s) of occupancy for the Real Property and Improvements, issued by the appropriate governmental authority.

                       (m) The written consent of the Licensor to the transfer of the license, if applicable, and if so required.

                       (n) If the Acquiror is assuming the Contributor's obligations under any or all of the Operating Agreements, the originals of such agreements, duly assigned to the Acquiror and with such assignment acknowledged and approved by the other parties to such Operating Agreements.

                       (o) Such proof as the Acquiror may reasonably require with respect to Contributor's compliance with the bulk sales laws or similar statutes.

                       (p) A written instrument executed by the Contributor, conveying and transferring to the Acquiror all of the Contributor's right, title and interest in any telephone numbers and facsimile numbers relating to the Property, and, if the Contributor maintains a post office box, conveying to the Acquiror all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

                       (q) All current real estate and personal property tax bills in the Contributor's possession or under its control.

                       (r) A complete set of all guest registration cards, guest transcripts, guest histories, and all other available guest information.

                       (s) An updated schedule of employees, showing salaries and duties with a statement of the length of service of each such employee, brought current to a date not more than 48 hours prior to the Closing.

                       (t) A complete list of all advance room reservations, functions and the like, in reasonable detail so as to enable the Acquiror to honor the Contributor's commitments in that regard.

                       (u) A list of the Contributor's outstanding accounts receivable as of midnight on the date prior to the Closing, specifying the name of each account and the amount due the Contributor.

                       (v) Written notice executed by Contributor notifying all interested parties, including all tenants under any leases of the Property, that the Property has been conveyed to the Acquiror and directing that all payments, inquiries and the like be forwarded to the Acquiror at the address to be provided by the Acquiror.

                       (w) All keys for the Property.

                       (x) All books, records, operating reports, appraisal reports, files and other materials in the Contributor's possession or control which are necessary in the Acquirors discretion to maintain continuity of operation of the Property.

                       (y) To the extent permitted under applicable law, documents of transfer necessary to transfer to the Acquiror the Contributor's employment rating for workmens' compensation and state unemployment tax purposes.

                       (z) An assignment of all warranties and guarantees from all contractors and subcontractors, manufacturers, and suppliers in effect with respect to the Improvements.

                       (aa)  Complete  set  of   "as-built"   drawings  for  the
Improvements.

                       (bb) Such agreements, affidavits or other documents as may be required by the Title Company in order to issue affirmative mechanics lien coverage in the Owner's Title Policy for the Property.

                       (cc) a completed version of the Questionnaire from the Contributor and each Transferee.

                       (dd)  Any  other   document  or   instrument   reasonably
requested by the Acquiror or required hereby.

         6.3 Acquiror's Deliveries. At Closing, the Acquiror shall pay or deliver to the Contributor the following:


                       (a) The portion of the Consideration described in Section 2.4.


                       (b) The Assignment and Assumption Agreement.

                       (c) The certificates described in Section 2.7 evidencing the Transferees ownership of the LP Units and the admission of the Transferrees as limited partners in the Acquiror.

                       (d) Any other document or instrument reasonably requested by the Contributor or required hereby.

         6.4 Closing Costs. The Acquiror shall pay all legal fees and expenses. All filing fees for the Deed and the real estate transfer, recording or other similar taxes due with respect to the transfer of title and all charges for title insurance premiums shall also be paid by the Acquiror. The Acquiror shall pay reasonable fees for the preparation of the documents to be delivered by the Contributor hereunder. Acquiror shall assume and pay for the releases of the any deeds of trust, mortgages and other financing encumbering the Property and for any costs associated with any corrective instruments, and the Acquiror shall receive a credit against the Consideration for such costs pursuant to Section 2.4(a) hereof. The Acquiror shall pay all other costs, including all franchise license transfer fees, in carrying out the transactions contemplated hereunder.

         6.5 Income and Expense Allocations. All income, except any Intangible Personal Property, and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between the Contributor and the Acquiror. The Contributor shall be entitled to all income (including all cash box receipts and cash credits for unused expendables), and responsible for all expenses for the period of time up to but not including 12:01 a.m. on the date of Closing (the "Effective Date"), and the Acquiror shall be entitled to all income and responsible for all expenses for the period of time from, after and including the date of Closing. All adjustments shall be shown on the settlement statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the settlement statements) and shall increase or decrease (as the case may be) the amount payable by the Acquiror pursuant to Section 2.4(d). Without limiting the generality of the foregoing, the following items of income and expense shall be allocated as of the date of Closing:

                  (a) Current and prepaid rents, including, without limitation, prepaid room receipts, function receipts and other reservation receipts.

                  (b) Real estate and personal property taxes.

                  (c) Amounts under the Operating Agreements to be assigned to and assumed by the Acquiror.

                  (d) Utility charges (including but not limited to charges for water, sewer and electricity).

                  (e) Wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed at the Property who the Acquiror elects to employ.

                  (f) Value of fuel stored on the Property at the price paid for such fuel by the Contributor, including any taxes.

                  (g) All prepaid reservations and contracts for rooms confirmed by Contributor prior to the Effective Date for dates after the date of Closing, all of which Acquiror shall honor.

                  (h) Current insurance premiums.

         The Tray Ledger shall be retained by the Contributor. The Contributor shall be required to pay all sales taxes and similar impositions currently up to the date of Closing.


         Acquiror shall not be obligated to collect any accounts receivable or revenues accrued prior to the date of Closing for Contributor, but if Acquiror collects same, such amounts will be promptly remitted to Contributor in the form received.

         If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills or tax bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any income received or expense incurred by the Contributor or the Acquiror with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The Contributor shall pay at Closing all special assessments and taxes applicable to the Property.

         The certificates evidencing the Transferees' ownership of the LP Units will be dated as of date of Closing, and the Transferees will be entitled to any dividends accruing thereon on and after the date of Closing.


                                   ARTICLE VII
                           CONDEMNATION; RISK OF LOSS


         7.1 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, the Contributor shall give written notice thereof to the Acquiror promptly after the Contributor learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, the Acquiror shall have the right to terminate this Agreement pursuant to Section 8.3. If the Acquiror elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to the Acquiror at Closing.

         7.2 Risk of Loss. The risk of any loss or damage to the Property prior to the recordation of the Deed shall remain upon the Contributor. If any such loss or damage to more than twenty five percent (25%) of the Property occurs prior to Closing, the Acquiror shall have the right to terminate this Agreement pursuant to Section 8.3. If the Acquiror elects not to terminate this Agreement, all insurance proceeds and rights to proceeds arising out of such loss or damage shall be paid or assigned, as applicable, to the Acquiror at Closing.



                                  ARTICLE VIII
             LIABILITY OF ACQUIROR; INDEMNIFICATION BY CONTRIBUTOR;
                               TERMINATION RIGHTS

         8.1 Liability of Acquiror. Except for any obligation expressly assumed or agreed to be assumed by the Acquiror hereunder and in the Assignment and Assumption Agreement, the Acquiror does not assume any obligation of the Contributor or any liability for claims arising out of any occurrence prior to Closing.


         8.2 Indemnification by Contributor. The Contributor hereby indemnifies and holds the Acquiror harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees), subject to Section 9.11 that may at any time be incurred by the Acquiror, whether before or after Closing, as a result of any breach by the Contributor of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by the Contributor pursuant hereto.

         8.3 Termination by Acquiror. If any condition set forth herein cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Acquiror to terminate this Agreement and its obligations hereunder, and the Contributor fails to cure any such matter within ten business days after notice thereof from the Acquiror, the Acquiror, at its option and as its sole remedy, shall elect either (a) to terminate this Agreement, in which event all other rights and obligations of the Contributor and the Acquiror hereunder shall terminate immediately, or (b) to waive its right to terminate and, instead, to proceed to Closing.

         8.4 Termination by Contributor. If, prior to Closing, the Acquiror defaults in performing any of its obligations under this Agreement (including its obligation to acquire the Property), and the Acquiror fails to cure any such default within ten business days after notice thereof from the Contributor, then the Contributor's sole remedy for such default shall be to terminate this Agreement.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

         9.1 Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

         9.2 Assignments. Neither the Acquiror nor the Contributor shall have the right to assign its interest in this Agreement; provided, however, the Acquiror may designate one of its subsidiaries to take title to part or all of the assets transferred to the Acquiror pursuant to this Agreement, which designation shall not alter the Acquiror's rights or obligations under this Agreement.

         9.3 Successors and Assigns. The benefits and burdens of this Agreement shall inure to the benefit of and bind the Acquiror and the Contributor and their respective party hereto.

         9.4 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

         9.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         9.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

         9.7 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         9.8 Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

         9.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

If to the Contributor:              Jay H. Shah, Esquire
                                    Hersha Enterprises, Ltd.
                                    437 Chestnut Street, Suite 614
                                    Philadelphia, PA 19106
                                    Telephone: (215) 238-1045
                                    Fax: (215) 238-0157

With a copy to:                     Kiran P. Patel
                                    Hersha Enterprises, Ltd.
                                    148 Sheraton Drive, Box A
                                    New Cumberland, PA 17070
                                    Fax: (717) 774-7383

If to the Acquiror:                 Jay H. Shah, Esquire
                                    Hersha Enterprises, Ltd.
                                    437 Chestnut Street, Suite 615
                                    Philadelphia, PA 19106
                                    Telephone: (215) 238-1045
                                    Fax:    (215) 238-0157

         with a copy to:            Cameron Cosby, Esquire
                                    Hunton & Williams
                                    Riverfront Plaza, East Tower
                                    951 East Byrd Street
                                    Richmond, VA 23219-4074

Or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and the Escrow Agent in a manner described in this Section.

         9.10 Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

         9.11 Survival. All of the representations, warranties, covenants and agreements of the Contributor and the Acquiror made in, or pursuant to, this Agreement shall survive for a period of twenty-four (24) months following Closing and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith.

         9.12 Further Assurances. The Contributor and the Acquiror each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

         9.13 No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Contributor and Acquiror specifically established hereby.

         9.14 Time of Essence. Time is of the essence with respect to every provision hereof.

         9.15 Confidentiality. Contributor and its representatives, including any brokers or other professionals representing Contributor, shall keep the existence and terms of this Agreement strictly confidential, except to the extent disclosure is compelled by law, and then only to the extent of such compulsion.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Contributor and the Acquiror have caused this Agreement to be executed in their names by their respective duly-authorized representatives.

             CONTRIBUTORS:

             144 Associates, a Pennsylvania limited partnership

             By: Shreenathji Enterprises, Ltd., a Pennsylvania corporation, its sole general partner

                      By:        /s/ Hasu P. Shah
                               ------------------------
                               Hasu P. Shah, President


             344 Associates, a Pennsylvania limited partnership

             By: Shreenathji Enterprises, Ltd., a Pennsylvania corporation, its sole general partner

                      By:        /s/ Hasu P. Shah
                               --------------------------
                               Hasu P. Shah, President


             544 Associates, a Pennsylvania limited partnership

             By: Shreenathji Enterprises, Ltd., a Pennsylvania corporation, its sole general partner

                      By:        /s/ Hasu P. Shah
                                 ---------------------
                               Hasu P. Shah, President


             644 Associates, a Pennsylvania limited partnership

             By: Shreenathji Enterprises, Ltd., a Pennsylvania corporation, its sole general partner

                      By:        /s/ Hasu P. Shah
                                 ----------------------
                                 Hasu P. Shah, President

                     ACQUIROR:


                     Hersha Hospitality Limited Partnership, a Virginia limited partnership

                     By: Hersha Hospitality Trust, a Maryland business trust, its sole general partner



                              By:      /s/ Hasu P. Shah
                                       ----------------------
                                       Hasu P. Shah
                                       President